Exhibit 10.1
Execution Version
Holly Corporation
$100,000,000 9.875% Senior Notes due 2017
PURCHASE AGREEMENT
October 21, 2009
New York, New York
UBS Securities LLC
as Representative of the several initial purchasers listed in Schedule I hereto
c/o UBS Securities LLC
299 Park Avenue
New York, New York 10171
Ladies and Gentlemen:
          Holly Corporation, a Delaware corporation (the “Company”), and each of the other Guarantors (as defined herein) agree with you as follows:
          1. Issuance of Notes. The Company proposes to issue and sell to UBS Securities LLC (the “Representative”) and the other initial purchasers listed on Schedule I hereto (together with the Representative, the “Initial Purchasers”) $100,000,000 aggregate principal amount of 9.875% Senior Notes due 2017 (the “Offered Notes”). The Company’s obligations under the Offered Notes and the Indenture (as defined below) will be, jointly and severally, unconditionally guaranteed (the “Guarantees”), on a senior basis, by each of the Subsidiaries (as defined below) listed on the signature pages hereto (collectively, the “Guarantors,” and, together with the Company, the “Issuers”). The Offered Notes and the Guarantees are referred to herein as the “Securities.” The Securities will be issued pursuant to an indenture, dated June 10, 2009, by and between the Issuers and U.S. Bank National Association, as trustee (the “Trustee”), as amended (the “Indenture”).
          The Issuers have previously issued an aggregate of $200,000,000 of 9.875% Senior Notes due 2017 under the Indenture (the “Existing Notes”) and the Guarantors unconditionally guaranteed the Existing Notes. The Offered Notes are an additional issuance of the Issuer’s existing 9.875% Senior Notes due 2017 and will be treated as a single class with the Existing Notes issued on June 10, 2009, (the “Original Issue Date”), pursuant to the Indenture.
          The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Issuers have prepared a preliminary offering memorandum, dated as of October 21, 2009 (the “Preliminary Offering Memorandum”), and a pricing supplement thereto dated the date hereof (the “Pricing Supplement”). The Preliminary Offering Memorandum and the Pricing Supplement are herein referred to as the “Pricing Disclosure Package.” Promptly after the execution of this Purchase Agreement (this “Agreement”), the Issuers will prepare a final offering memorandum dated the date hereof (the “Final Offering Memorandum”). Unless stated to the contrary, any references herein to the terms “Pricing Disclosure Package” and “Final Offering Memorandum” shall be deemed to refer to and include any information filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the date hereof and incorporated by reference therein, and any references herein to the terms “amend”, “amendment” or “supplement” with respect to the Final Offering Memorandum shall be deemed to refer to and include any information filed under the Exchange Act subsequent to the date hereof that is incorporated by reference therein. All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Pricing Disclosure Package (including the Preliminary Offering Memorandum) or Final Offering Memorandum shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Pricing Disclosure Package or Final Offering Memorandum, as the case may be.
          The Initial Purchasers have advised the Issuers that the Initial Purchasers intend, as soon as they deem practicable after this Agreement has been executed and delivered, to resell (the “Exempt Resales”) the Securities in private sales exempt from registration under the Act on the terms set forth in the Pricing Disclosure Package, solely to (i) persons whom the Initial Purchasers reasonably believe to be “qualified institutional buyers” (“QIBs”), as defined in Rule 144A under the Act (“Rule 144A”), in accordance with Rule 144A and (ii) other eligible purchasers pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Act (“Regulation S”) in accordance with Regulations S (the persons specified in clauses (i) and (ii), the “Eligible Purchasers”).
          Holders (including subsequent transferees) of the Securities will have the registration rights under the registration rights agreement (the “Registration Rights Agreement”), among the Issuers and the Initial Purchasers, to be dated the Closing Date, substantially in the form attached hereto as Exhibit A. Under the Registration Rights Agreement, the Issuers will agree to use reasonable best efforts to file with the Securities and Exchange Commission (the “Commission”) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to a new issue of debt securities (collectively with the Private Exchange Notes (as defined in the Registration Rights Agreement), the “Exchange Notes” and, together with the Offered Notes, the “Notes”), guaranteed by the guarantors under the Indenture, to be offered in exchange for the Offered Notes and the Guarantees thereof (the “Exchange Offer”) and issued under the Indenture or an indenture substantially identical to the Indenture (except for the provisions relating to the transfer restrictions and payment of Special Interest (as defined in the Registration Rights Agreement)) no later than 400 days after the Original Issue Date. Notwithstanding the foregoing, the Registration Rights Agreement will provide that the Issuers will not be required to consummate the Exchange Offer with respect to any Offered Notes that are freely tradable under Rule 144 under the Securities Act before the required date for the consummation of such Exchange Offer if (i) on or before such date, the Issuers have afforded the opportunity to the holders of such Offered Notes to have the restrictive legend on such Offered Notes removed, (ii) the unrestricted Offered Notes would no longer bear a restricted CUSIP number and (iii) the unrestricted Offered Notes bear the same unrestricted CUSIP as the unrestricted Existing Notes. If the Issuers fail to satisfy either their registration obligations under the Registration Rights Agreement or if the Issuers fail to accomplish the items described in clauses (i) and (ii) above, the Issuers we will be required to pay Special Interest to the holders of the Offered Notes under certain circumstances.
          This Agreement, the Notes, the Guarantees, the Indenture, and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the “Note Documents.” The issuance and sale of the Securities is referred to as the “Offering.”
          2. Agreements to Sell and Purchase. On the basis of the representations, warranties and covenants contained in this Agreement, the Issuers agree to issue and sell to the Initial Purchasers, and on the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained in this Agreement, each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuers, the aggregate principal amount of the Securities set forth opposite its name on Schedule I attached hereto. The purchase price for the Securities shall be 100.00% of their principal amount. The Offered Notes will be deemed to have accrued interest since the Original Issue Date.
          3. Delivery and Payment. Delivery of, and payment of the purchase price for, the Securities shall be made at 10:00 a.m., New York time, on October 26, 2009 (such date and time, the “Closing Date”) at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022. The Closing Date and the location of delivery of and the form of payment for the Securities may be varied by mutual agreement between the Initial Purchasers and the Company.
          The Securities shall be delivered by the Issuers to the Initial Purchasers (or as the Initial Purchasers direct) through the facilities of The Depository Trust Company against payment by the Initial Purchasers of the purchase price therefor by means of wire transfer of immediately available funds to such account or accounts specified by the Company in accordance with Section 8(h) on or prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. The Securities shall be evidenced by one or more certificates in global form registered in such names as the Initial Purchasers may request upon at least one business day’s notice prior to the Closing Date and having an aggregate principal amount corresponding to the aggregate principal amount of the Securities.
          4. Agreements of the Issuers. The Issuers jointly and severally, covenant and agree with the Initial Purchasers as follows:
     (a) To furnish the Initial Purchasers and those persons identified by the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication (as defined below) and the Final Offering Memorandum, and any amendments or supplements thereto, as the Initial Purchasers may reasonably request. The Issuers consent to the use of the Preliminary Offering Memorandum, the Pricing Supplement and the Final Offering Memorandum, and any amendments or supplements thereto, by the Initial Purchasers in connection with Exempt Resales.
     (b) As promptly as practicable following the execution and delivery of this Agreement and in any event not later than the second business day following the date hereof, to prepare and deliver to the Initial Purchasers the Final Offering Memorandum, which shall consist of the Preliminary Offering Memorandum as modified only by the information contained in the Pricing Supplement. Not to amend or supplement the Preliminary Offering Memorandum or the Pricing Supplement. Not to amend or supplement the Final Offering Memorandum prior to the Closing Date unless the Initial Purchasers shall previously have been advised of such proposed amendment or supplement at least two business days prior to the proposed use, and shall not have objected to such amendment or supplement.
     (c) Subject to Section 4(q), if, prior to the later of (x) the Closing Date and (y) the time that the Initial Purchasers have completed their distribution of the Securities, any event shall occur that, in the judgment of the Issuers or in the judgment of counsel to the Initial Purchasers, makes any statement of a material fact in the Final Offering Memorandum, as then amended or supplemented, untrue or that requires the making of any additions to or changes in the Final Offering Memorandum in order to make the statements in the Final Offering Memorandum, as then amended or supplemented, in the light of the circumstances under which they are made, not misleading, or if it is necessary to amend or supplement the Final Offering

Memorandum to comply with all applicable laws, the Issuers shall promptly notify the Initial Purchasers of such event and (subject to Section 4(b)) prepare an appropriate amendment or supplement to the Final Offering Memorandum so that (i) the statements in the Final Offering Memorandum, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances at the Closing Date and at the time of sale of Securities, not misleading and (ii) the Final Offering Memorandum will comply with applicable law.
     (d) To qualify or register the Securities under the securities laws of such jurisdictions as the Initial Purchasers may request and to continue such qualification in effect so long as required for the Exempt Resales. Notwithstanding the foregoing, no Issuer shall be required to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to execute a general consent to service of process in any such jurisdiction or subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction where it is not then so subject.
     (e) To advise the Initial Purchasers promptly, and if requested by the Initial Purchasers, to confirm such advice in writing, of the issuance by any securities commission of any stop order suspending the qualification or exemption from qualification of any of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any securities commission or other regulatory authority. The Issuers shall use their reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Securities under any securities laws, and if at any time any securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Securities under any securities laws, the Issuers shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.
     (f) Whether or not the transactions contemplated by this Agreement are consummated, to pay all costs, expenses, fees and disbursements (including fees and disbursements of counsel and accountants for the Issuers) incurred and stamp, documentary or similar taxes incident to and in connection with: (i) the preparation, printing and distribution of the Preliminary Offering Memorandum, the Pricing Supplement, any Issuer Written Communication (as defined below) and the Final Offering Memorandum and any amendments and supplements thereto, (ii) all expenses (including travel expenses) of the Issuers and the Initial Purchasers in connection with any meetings with prospective investors in the Securities, (iii) the preparation, notarization (if necessary) and delivery of the Note Documents and all other agreements, memoranda, correspondence and documents prepared and delivered in connection with this Agreement and with the Exempt Resales, (iv) the issuance, transfer and delivery of the Securities by the Issuers to the Initial Purchasers, (v) the qualification or registration of the Securities for offer and sale under the securities laws of the several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky or legal investment memoranda and fees and disbursements of counsel (including local counsel) to the Initial Purchasers relating thereto), (vi) the inclusion of the Securities in the book-entry system of The Depository Trust Company (“DTC”), (vii) the rating of the Securities by rating agencies, (viii) the fees and expenses of the Trustee and its counsel, and (ix) the performance by the Company of its other obligations under the Note Documents.
     (g) To use the proceeds from the sale of the Offered Notes in the manner described in the Preliminary Offering Memorandum under the caption “Use of proceeds.”

     (h) To do and perform all things required to be done and performed under this Agreement by them prior to or after the Closing Date and to satisfy all conditions precedent on their part to the delivery of the Securities.
     (i) Not to, and not to permit any Subsidiary to, sell, offer for sale or solicit offers to buy any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale of the Securities to the Initial Purchasers or any Eligible Purchasers.
     (j) Not to, and to cause its affiliates (as defined in Rule 144 under the Act) not to, resell any of the Securities that have been reacquired by any of them.
     (k) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Company makes no covenant) not to engage, in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with any offer or sale of the Securities in the United States.
     (l) Not to engage, not to allow any Subsidiary to engage, and to cause its other affiliates and any person acting on their behalf (other than, in any case, the Initial Purchasers and any of their affiliates, as to whom the Company makes no covenant) not to engage, in any directed selling effort with respect to the Securities, and to comply with the offering restrictions requirement of Regulation S. Terms used in this paragraph have the meanings given to them by Regulation S.
     (m) From and after the Closing Date, for so long as any of the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Act and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to make available upon request the information required by Rule 144A(d)(4) under the Act to (i) any holder or beneficial owner of Securities in connection with any sale of such Securities and (ii) any prospective purchaser of such Securities from any such holder or beneficial owner designated by the holder or beneficial owner. The Company will pay the expenses of preparing, printing and distributing such documents.
     (n) To comply with their obligations under the Registration Rights Agreement.
     (o) To comply with their obligations under the letter of representations to DTC relating to the approval of the Securities by DTC for “book-entry” transfer and to use their best efforts to obtain approval of the Securities by DTC for “book-entry” transfer.
     (p) Prior to the Closing Date, to furnish without charge to the Initial Purchasers, (i) as soon as they have been prepared by the Company, a copy of any regularly prepared internal financial statements of the Company and the Subsidiaries for any period subsequent to the period covered by the financial statements appearing in the Pricing Disclosure Package, (ii) all other reports and other communications (financial or otherwise) that the Company mails or otherwise makes available to its security holders and (iii) such other information as the Initial Purchasers shall reasonably request.

     (q) Not to, and not to permit any of its affiliates or anyone acting on its or its affiliates’ behalf to (other than the Initial Purchasers and their affiliates), distribute prior to the Closing Date any offering material in connection with the offer and sale of the Securities other than the Preliminary Offering Memorandum, the Pricing Supplement, any electronic roadshow and the Final Offering Memorandum. Before making, preparing, using, authorizing, approving or referring to any Issuer Written Communication (as defined below), the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not make, prepare, use, authorize, approve or refer to any such written communication to which the Representative reasonably objects, or any amendment or supplement thereto prepared in accordance with Section 4(b).
     (r) During the period of two years after the Closing Date or, if earlier, until such time as the Securities are no longer restricted securities (as defined in Rule 144 under the Act), not to be or become a closed-end investment company required to be registered, but not registered, under the Investment Company Act of 1940.
     (s) In connection with the offering, until the Initial Purchasers shall have notified the Company of the completion of the distribution of the Securities, not to, and not to permit any of its affiliates (as such term is defined in Rule 501(b) of Regulation D under the Act) to, either alone or with one or more other persons, bid for or purchase for any account in which it or any of its affiliates has a beneficial interest, for the purpose of creating actual or apparent active trading in, or of raising the price of, the Securities.
     (t) During the period from the date hereof through and including the date that is 90 days after the date hereof, without prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any Subsidiary (other than Holly Energy Partners, L.P. and its subsidiaries) and having a tenor of more than one year.
          5. Representations and Warranties. (a) The Issuers represent and warrant to the Initial Purchasers that, as of the date hereof and as of the Closing Date (references in this Section 5 to the “Offering Memorandum” are to (x) the Pricing Disclosure Package in the case of representations and warranties made as of the date hereof and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Date):
     (i) Neither the Pricing Disclosure Package, as of the date hereof or as of the Closing Date, nor the Final Offering Memorandum, as of its date or (as amended or supplemented in accordance with Section 4(b), if applicable) as of the Closing Date, contains or represents any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty with respect to information relating to the Initial Purchasers contained in or omitted from the Pricing Disclosure Package, the Final Offering Memorandum or any amendment or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Initial Purchaser through the Representative expressly for inclusion in the Pricing Disclosure Package, the Final Offering Memorandum or amendment or supplement thereto, as the case may be. No order preventing the use of the Preliminary Offering Memorandum, the Pricing Supplement or the Final Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registra-

tion requirements of the Act, has been issued or, to the knowledge of the Issuers, has been threatened.
     (ii) The Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company or its agents and representatives an “Issuer Written Communication”) other than (i) the Pricing Disclosure Package, (ii) the Final Offering Memorandum, (iii) the documents listed on Annex A hereto, including a term sheet substantially in the form of Exhibit C hereto and (iv) any electronic road show or other written communications, in each case used in accordance with Section 4(q). Each such Issuer Written Communication, when taken together with the Pricing Disclosure Package, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The documents incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”).
     (iii) There are no securities of the Issuers that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system of the same class within the meaning of Rule 144A as the Securities and the Existing Notes.
     (iv) The capitalization of the Company as of the Closing Date will be as set forth in the as adjusted column under the heading “Capitalization” in the Offering Memorandum. Attached as Schedule II is a true and complete list of each entity (i) in which the Company has a direct or indirect majority equity or voting interest or (ii) that is consolidated into the Company’s financial statements for fiscal 2008 (each, a “Subsidiary” and, together, the “Subsidiaries”), their jurisdictions of organization, name of its equityholder(s) and percentage held by each equityholder. All of the issued and outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable, were not issued in violation of any preemptive or similar right and, except as set forth in the Offering Memorandum, are owned, directly or indirectly through Subsidiaries, by the Company free and clear of all liens (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws of certain jurisdictions. Except as set forth in the Offering Memorandum, there are no outstanding options, warrants or other rights to acquire or purchase, or instruments convertible into or exchangeable for, any equity interests of the Company or any of the Subsidiaries. No holder of any securities of the Company or any of the Subsidiaries is entitled to have such securities (other than the Securities) registered under any registration statement contemplated by the Registration Rights Agreement.
     (v) Each of the Company and each Subsidiary (A) is a corporation, limited liability company, partnership or other entity duly organized and validly existing under the laws of the jurisdiction of its organization; (B) has all requisite corporate or other power and authority necessary to own its property and carry on its business as now being conducted; and (C) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it or its ownership of property makes such qualification necessary, in each case in all material respects as described in the Offering Memorandum except where the failure to be so qualified and be in good standing, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. A “Material Adverse Effect” means (x) a material adverse effect on the business, condition (financial or other), results of operations, properties or prospects of the Company and the Subsidiaries, taken as a whole or (y) a material adverse effect on the ability to consummate the Offering on a timely basis.
     (vi) Each Issuer has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the transactions contemplated hereby, and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes.
     (vii) This Agreement has been duly and validly authorized, executed and delivered by each Issuer.
     (viii) The Indenture has been duly and validly authorized, executed and delivered by each Issuer (assuming the due authorization, execution and delivery thereof by the Trustee), constitutes a legally binding and valid obligation of each such Issuer, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity and the discretion of the court before which any proceeding therefor may be brought (the “Bankruptcy Exceptions”). The Indenture conforms in all material respects to the description thereof in the Offering Memorandum.
     (ix) The Offered Notes have been duly and validly authorized for issuance and sale to the Initial Purchasers by the Company, and when issued, authenticated and delivered by the Company against payment therefor by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, the Offered Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions. The Offered Notes, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum. The Exchange Notes have been, or on or before the Closing Date will be, duly and validly authorized for issuance by the Company, and when issued, authenticated and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.
     (x) The Guarantees have been duly and validly authorized by each of the Guarantors and, when the Offered Notes are issued, authenticated by the Trustee and delivered by the Company against payment by the Initial Purchasers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions. The Guarantees, when issued, authenticated and delivered, will conform in all material respects to the description thereof in the Offering Memorandum. The guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when the Exchange Notes are issued, authenticated by the Trustee and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions.
     (xi) The Registration Rights Agreement has been duly and validly authorized by each Issuer and, when duly executed and delivered by the Issuers (assuming the due authorization, execution and delivery thereof by the Initial Purchasers), will constitute a valid and legally binding obligation of each such Issuer, enforceable against it in accordance with its terms, except that (A) the enforcement thereof may be limited by the Bankruptcy Exceptions and (B) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Registration Rights Agreement, when executed and delivered, will conform in all material respects to the description thereof in the Offering Memorandum.
     (xii) Each of the representations and warranties of the Company and any Subsidiary in any other Note Document is true and correct in all material respects.
     (xiii) Neither the Company nor any Subsidiary is in (A) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, (B) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it (“Governmental Authority”) or (C) breach, default (or an event which, with notice or lapse of time or both, would constitute such default) or violation in performance of any obligation, agreement, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound (collectively, the “Agreements and Instruments”), which breach, default or violation, in the case of clauses (B) or (C), would, if continued, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no third party to any indenture, mortgage, deed of trust, loan agreement or other agreement to which any of the Company or any Subsidiary is a party or by which any of them is bound or to which any of their properties is subject, is in default under any such agreement, which breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect.
     (xiv) The execution, delivery and performance of the Note Documents and consummation of the Offering does not and will not (A) violate the certificate of limited partnership, agreement of limited partnership, certificate of formation, limited liability company agreement, certificate or articles of incorporation, or bylaws of the Company or any Subsidiary, (B) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or any of their respective properties may be bound, (C) violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Company or any Subsidiary or any of their properties in a proceeding to which any of them or their property is a party or (D) result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary, which conflicts, breaches, violations or defaults, in the case of clauses (B), (C) or (D), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     (xv) No consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required for the offering, issuance and sale by the Company of the Notes, the issuance of the Guarantees, the execution, delivery and performance of this Agreement and the Note Documents by the Issuers, or the consummation by the Issuers of the transactions contemplated hereby and thereby, except (i) for such consents, approvals and similar authorizations required under the Registration Rights Agreement, the Act, the Exchange Act and state securities or “Blue Sky” laws and (ii) for such consents which, if not obtained would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (xvi) There has been no material breach, default (or an event which, with notice or lapse of time or both, would constitute such default) or violation in performance of the asset sale and purchase agreement, dated as of October 19, 2009, among Holly Refining & Marketing — Tulsa LLC, HEP Tulsa LLC and Sinclair Tulsa Refining Company.
     (xvii) The public accountants whose report is included in the Offering Memorandum are independent within the meaning of the Act. The historical financial statements (including the notes thereto) included in the Offering Memorandum present fairly in all material respects the consolidated financial position, results of operations, cash flows and changes in stockholder’s equity of the entities to which they relate at the respective dates and for the respective periods indicated. All such financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods presented (except as disclosed therein) and in compliance with Regulation S-X (“Regulation S-X”) under the Exchange Act, except that (i) the interim financial statements do not include full footnote disclosure and (ii) financial statements in compliance with Section 3-10(g) of Regulation S-X with respect to purchased refinery assets from Sunoco, Inc. (R&M) in Tulsa, Oklahoma are not included. The information set forth under the captions “Offering memorandum summary — Summary historical financial and operating data” and “Selected historical financial data” included in the Offering Memorandum have been prepared on a basis consistent with that of the audited financial statements of the Company.
     (xviii) Since the date as of which information is given in the Offering Memorandum, except as set forth or contemplated in the Offering Memorandum, (A) neither the Company or any Subsidiary has (1) incurred any liabilities or obligations, direct or contingent, that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (2) entered into any material transaction not in the ordinary course of business, (B) there has not been any event or development in respect of the business or condition (financial or other) of the Company or any Subsidiary that, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (C) other than regular quarterly dividends in an amount not to exceed $0.15 per share, there has been no dividend or distribution of any kind declared, paid or made by the Company on any of its equity interests and (D) there has not been any change in the long-term debt of the Company or any Subsidiary.
     (xix) The assumptions used in the preparation of the adjusted financial information included in the Offering Memorandum (including “consolidated EBITDA from continuing operations” and “refining and corporate income from operations before depreciation and amortization”) are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

     (xx) The statistical and market-related data and forward-looking statements included in the Offering Memorandum are based on or derived from sources that the Issuers believe to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources. The Company has obtained the written consent to the use of such data from such sources to the extent required or as would be required if the offering of the Securities was being registered pursuant to the rules and regulations of the Commission.
     (xxi) As of the date hereof and as of the Closing Date, immediately prior to and immediately following the consummation of the Offering, each Issuer is and will be Solvent. As used herein, “Solvent” shall mean, for any person on a particular date, that on such date (A) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (B) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (C) such person does not intend to, and does not believe that it will, incur debts and liabilities beyond such person’s ability to pay as such debts and liabilities mature, (D) such person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such person’s property would constitute an unreasonably small capital and (E) such person is able to pay its debts as they become due and payable.
     (xxii) Other than Holly Energy Partners, L.P. (“HEP”) and its subsidiaries pursuant to the credit agreement governing HEP’s senior credit facility and the indenture governing HEP’s outstanding senior notes, no Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.
     (xxiii) Except as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending to which the Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any Subsidiary, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened.
     (xxiv) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Issuers, is imminent that is reasonably likely to result in a Material Adverse Effect.
     (xxv) Except as disclosed in the Offering Memorandum or as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect, the Company and the Subsidiaries (i) are conducting and have conducted their businesses, operations and facilities in compliance with any and all applicable foreign, federal, state and local laws and regulations, and any enforceable administrative or judicial interpretation thereof, relating to the protection of human health and safety or the environment or imposing liability or standards of conduct related thereto, including the emission, discharge, release or threatened release, generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, any Hazardous Material (as hereinafter defined) (“Environmental Laws”), (ii) have received, and maintain in full force and effect, all Permits (as hereinafter defined) required under applicable Environmental Laws to conduct their respective businesses and operations in the manner described in the Offering Memorandum, (iii) are in compliance with the terms and conditions of any such Permits, (iv) to the knowledge of the Company, do not have any liability in connection with either noncompliance with Environmental Law or with the release into the environment of, or exposure to, any Hazardous Materials, (v) have not received any notice from a governmental authority or any other third party alleging any violation of, or liability pursuant to, Environmental Law or liability pursuant to Environmental Laws (including, without limitation, liability as a “potentially responsible party” and/or for costs of investigating or remediating sites containing Hazardous Materials and/or for damages to natural resources); and (vi) are not subject to any pending or, to the knowledge of the Company, threatened claim or other legal proceeding under any Environmental Laws. The term “Hazardous Material” means pollutants, contaminants or hazardous, dangerous or toxic substances, materials, constituents or wastes or petroleum, petroleum products and their breakdown constituents, or any other chemical substance regulated under Environmental Laws.
     (xxvi) As of the Closing Date, the Company and each of the Subsidiaries have such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authority (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Offering Memorandum, subject to such qualifications as may be set forth in the Offering Memorandum and except for such Permits which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; as of the Closing Date, the Company and each of the Subsidiaries will have fulfilled and performed all its material obligations with respect to such Permits which are due to have been fulfilled and performed by such date and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any impairment of the rights of the holder of any such Permit, except for such revocations, terminations and impairments that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, subject in each case to such qualifications as may be set forth in the Offering Memorandum; and except as described in the Offering Memorandum, none of the Permits will, at the Closing Date, contain any restriction that is materially burdensome to the Company and the Subsidiaries and their respective businesses and operations, taken as a whole.
     (xxvii) At the Closing Date, the Company and the Subsidiaries will have, such consents, easements, rights-of-way, permits or licenses from each person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described, and subject to the limitations contained, in the Offering Memorandum, except for (A) qualifications, reservations and encumbrances as may be set forth in the Offering Memorandum which would not reasonably expected to have a Material Adverse Effect upon the ability of the Company and the Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Offering Memorandum to be conducted and (B) such rights-of-way that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect upon the ability of the Company and the Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Offering Memorandum to be conducted; other than as set forth, and subject to the limitations contained, in the Offering Memorandum, the Company and each of the Subsidiaries has, or as of the Closing Date will have, fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Averse Effect upon the ability of the Company and the Subsidiaries, taken as a whole, to conduct their businesses in all material respects as currently conducted and as contemplated by the Offering Memorandum to be conducted; and, except as described in the Offering Memorandum, none of such rights-of-way contains any restriction that is materially burdensome to the Company and the Subsidiaries, taken as a whole.
     (xxviii) As of the Closing Date, the Company and the Subsidiaries, as the case may be, will have good and indefeasible title to all real property and good title to all personal property described in the Offering Memorandum as owned by the Company and the Subsidiaries, as the case may be, free and clear of all (A) liens and security interests or (B) other claims and other encumbrances (other than liens or security interests) except (i) as otherwise described, and subject to the limitations contained, in the Offering Memorandum or (ii) such as do not materially interfere with the use of such properties as they have been used in the past and are proposed to be used in the future as described in the Offering Memorandum, provided that, with respect to any real property and buildings held under lease by the Company and the other Subsidiaries, such real property and buildings are held under valid and subsisting and enforceable leases with such exceptions as do not materially interfere with the use of the properties of the Company or the Subsidiaries, taken as a whole, as they have been used in the past as described in the Offering Memorandum and are proposed to be used in the future as described in the Offering Memorandum. No party to any leased real property is in breach or default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute a material breach or default or permit termination, modification or acceleration thereunder.
     (xxix) The Company and each Subsidiary owns, possesses or has the right to employ any patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the “Intellectual Property”) that are material to the conduct of the business of the Company and the Subsidiaries taken as a whole as described in the Offering Memorandum.
     (xxx) The Company and the Subsidiaries have filed (or have obtained extensions with respect to) all material federal, state and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and have timely paid all taxes whether or not shown to be due pursuant to such returns, other than those (A) which, if not paid, would not reasonably be expected to have a Material Adverse Effect or (B) which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.
     (xxxi) Neither the Company nor any Subsidiary has any liability for, or knowledge of any existing circumstances that could reasonably be expected to result in, any prohibited transaction (within the meaning of Section 406 of ERISA), any accumulated funding deficiency (within the meaning of Section 304 of ERISA or Section 431 of the Internal Revenue Code), any unpaid minimum required contribution under Sections 302 and 303 of ERISA or Sections 412 and 430 of the Code, or any tax resulting from failure to pay any such minimum required contributions under Section 4971 of the Code, or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company or any Subsidiary makes or has ever been required to make any contributions or has any liability whether absolute or contingent (the “Plans”). With respect to the Plans, the Company and each Subsidiary is in compliance in all material respects with all applicable provisions of ERISA and the Code and no Plans are currently, or to the Company or any Subsidiary’s knowledge will be, at-risk (within the meaning of Section 303 of ERISA) or in endangered or critical status (within the meaning of Section 305 of ERISA).
     (xxxii) None of the Issuers are, nor, after giving effect to the offering and sale of the Notes and the application of the proceeds thereof, will be (i) an “investment company” or a company “controlled by” an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “public utility company”, “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” thereof, under the Public Utility Holding Company Act of 1935, as amended.
     (xxxiii) Each Note Document conforms in all material respects to the description thereof contained in each of the Pricing Disclosure Package and the Offering Memorandum.
     (xxxiv) The statements in the Preliminary Offering Memorandum and the Final Offering Memorandum under the headings “Certain United States federal tax considerations”, “Description of notes” and “Legal matters” fairly summarize the matters therein described in all material respects.
     (xxxv) Neither the Company nor any of its Subsidiaries nor, to the best knowledge of the Company and each of the Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
     (xxxvi) The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (xxxvii) None of the Company, any of its Subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (xxxviii) The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of their financial statements in conformity with GAAP and to maintain ac-

countability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for their assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (xxxix) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and the Subsidiaries is made known to the chief executive officer and chief financial officer of the Company by others within the Company or any Subsidiary, and such disclosure controls and procedures are reasonably effective to perform the functions for which they were established subject to the limitations of any such control system; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses. The Company has provided or made available to the Initial Purchasers or their counsel true and complete copies of all extant minutes or draft minutes of meetings, or resolutions adopted by written consent, of the board of directors of the Company and each Subsidiary and each committee of each such board in the past three years, and all agendas for each such meeting for which minutes or draft minutes do not exist; since the date of the latest audited financial statements included or incorporated by reference in the Offering Memorandum, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (xl) Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D under the Act) has, directly or through any person acting on its or their behalf (other than any Initial Purchaser, as to which no representation is made), (A) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of any Issuer to facilitate the sale or resale of the Securities, (B) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities in a manner that would require registration of the Securities under the Act or paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of any Issuer in a manner that would require registration of the Securities under the Act, (C) sold, offered for sale, contracted to sell, pledged, solicited offers to buy or otherwise disposed of or negotiated in respect of any security (as defined in the Act) that is currently or will be integrated with the sale of the Securities in a manner that would require the registration of the Securities under the Act or (D) engaged in any directed selling effort (as defined by Regulation S) with respect to the Securities, and each of them has complied with the offering restrictions requirement of Regulation S.
     (xli) No form of general solicitation or general advertising (prohibited by the Act in connection with offers or sales such as the Exempt Resales) was used by the Company or any person acting on its behalf (other than any Initial Purchaser, as to which no representation is made) in connection with the offer and sale of any of the Securities or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio or the Internet, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising within the meaning of Regulation D under the Act. Neither the Company nor any of its affiliates has entered into, or will enter into, any contractual arrangement with respect to the distribution of the Securities except for this Agreement.
     (xlii) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Pricing Disclosure Package and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.
     (xliii) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in any of the Pricing Disclosure Package or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.
     (xliv) Except as described in the section entitled “Plan of distribution” in the Offering Memorandum, there are no contracts, agreements or understandings between the Company or any Subsidiary and any other person other than the Initial Purchasers pursuant to this Agreement that would give rise to a valid claim against the Company, any Subsidiary or any of the Initial Purchasers for a brokerage commission, finder’s fee or like payment in connection with the issuance, purchase and sale of the Securities.
     (xlv) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (xlvi) The Company and the Subsidiaries maintain, or are entitled to the benefits of, insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Company or the Subsidiaries has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such insurance, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on the Closing Date.
     (xlvii) Neither the Company nor any of the Subsidiaries has sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum.
          Each certificate signed by any officer of any Issuer and delivered to the Initial Purchasers or counsel for the Initial Purchasers pursuant to, or in connection with, this Agreement shall be deemed to be a representation and warranty by the Issuers to the Initial Purchasers as to the matters covered by such certificate.

          The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Section 8 of this Agreement, counsel to the Company and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and the Company hereby consents to such reliance.
          (b) Each Initial Purchaser represents that it is a QIB and acknowledges that it is purchasing the Securities pursuant to a private sale exemption from registration under the Act, and that the Securities have not been registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from the registration requirements of the Act. Each Initial Purchaser, severally and not jointly, represents, warrants and covenants to the Issuers that:
     (i) Neither it, nor any person acting on its behalf, has or will solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, and it has and will solicit offers for the Securities only from, and will offer and sell the Securities only to, (1) persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A, and, in each case, in reliance on the exemption from the registration requirements of the Act pursuant to Rule 144A, or (2) persons other than U.S. persons outside the United States in reliance on, and in compliance with, the exemption from the registration requirements of the Act provided by Regulation S.
     (ii) With respect to offers and sales outside the United States, such Initial Purchaser has offered the Securities and will offer and sell the Securities (1) as part of its distribution at any time and (2) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Rule 903 of Regulation S or another exemption from the registration requirements of the Act. Accordingly, neither such Initial Purchasers nor any person acting on their behalf has engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirements of Regulation S. Terms used in this Section 5(b)(ii) have the meanings given to them by Regulation S.
Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Securities pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it or through it during the restricted period a confirmation or notice to substantially the following effect:
     “The Securities covered hereby have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to or for the account or benefit of, U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

          The Initial Purchasers understand that the Issuers and, for purposes of the opinions to be delivered to them pursuant to Section 8 hereof, counsel to the Issuers and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations, and each Initial Purchaser hereby consents to such reliance.
          6. Indemnification. (a) The Issuers, jointly and severally, agree to indemnify and hold harmless the Initial Purchasers, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any Initial Purchaser and the agents, employees, officers and directors of any such controlling person from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited, to reasonable attorneys’ fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all reasonable amounts paid in settlement of any claim or litigation) (collectively, “Losses”) to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, any Issuer Written Communication (including, but not limited to, any electronic roadshow), the Final Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Issuers will be liable in any such case to the extent, but only to the extent, that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission relating to an Initial Purchaser made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Initial Purchaser through the Representative expressly for use therein. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have, including, but not limited to, liability under this Agreement.
          (b) Each Initial Purchaser, severally and not jointly, agrees to indemnify and hold harmless the Issuers, and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, the agents, employees, officers and directors of any of the Issuers and of any such controlling person from and against any and all Losses to which they or any of them may become subject under the Act, the Exchange Act or otherwise insofar as such Losses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package or the Final Offering Memorandum, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such Loss arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission relating to such Initial Purchaser made therein in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Initial Purchaser through the Representative expressly for use therein. The Issuers and the Initial Purchasers acknowledge that the information described in Section 9 is the only information furnished in writing by the Initial Purchasers to the Issuers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum.
          (c) Promptly after receipt by an indemnified party under subsection 6(a) or 6(b) above of notice of the commencement of any action, suit or proceeding (collectively, an “action”), such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement of such action (but the failure so to notify an indemnifying party shall not relieve such indemnifying party from any liability that it may have under this Section 6 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement of such action, the indemnifying party will be entitled to participate in such action, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense of such action with counsel satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such action, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) the named parties to such action (including any impleaded parties) include such indemnified party and the indemnifying parties (or such indemnifying parties have assumed the defense of such action), and such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such reasonable fees and expenses of counsel shall be borne by the indemnifying parties. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (together with appropriate local counsel) at any time for all indemnified parties in connection with any one action or separate but substantially similar or related actions arising in the same jurisdiction out of the same general allegations or circumstances. An indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent, which consent may not be unreasonably withheld. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          7. Contribution. In order to provide for contribution in circumstances in which the indemnification provided for in Section 6 of this Agreement is for any reason held to be unavailable from the indemnifying party, or is insufficient to hold harmless a party indemnified under Section 6 of this Agreement, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such aggregate Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Securities (net of discounts and commissions but before deducting expenses) received by the Issuers are to (y) the total discount and commissions received by the Initial Purchasers. The relative fault of the Issuers, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by an Issuer or the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission.

          The Issuers and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, (i) in no case shall any Initial Purchaser be required to contribute any amount in excess of the amount by which the total discount and commissions applicable to the Securities purchased by such Initial Purchaser pursuant to this Agreement exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act shall have the same rights to contribution as the Initial Purchasers, and each person, if any, who controls an Issuer within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each director, officer, employee and agent of an Issuer shall have the same rights to contribution as the Issuers. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7, notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7 or otherwise, except to the extent that it has been prejudiced in any material respect by such failure; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 6 for purposes of indemnification. Anything in this section to the contrary notwithstanding, no party shall be liable for contribution with respect to any action or claim settled without its written consent; provided, however, that such written consent was not unreasonably withheld. The contribution obligations of the Initial Purchasers under this Section 7 are several in proportion to their respective purchase obligations with respect to the Securities and not joint.
          8. Conditions of Initial Purchasers’ Obligations. The obligations of the Initial Purchasers to purchase and pay for the Securities, as provided for in this Agreement, shall be subject to satisfaction of the following conditions prior to or concurrently with such purchase:
     (a) All of the representations and warranties of the Issuers contained in this Agreement shall be true and correct on the date of this Agreement and on the Closing Date. The Issuers shall have performed or complied with all of the agreements and covenants contained in this Agreement and required to be performed or complied with by them at or prior to the Closing Date. The Initial Purchasers shall have received a certificate, dated the Closing Date, signed by the chief executive officer and chief financial officer of the Company, certifying as to the foregoing and to the effect in Section 8(c).
     (b) The Final Offering Memorandum shall have been printed and copies distributed to the Initial Purchasers as required by Section 4(b). No stop order suspending the qualification or exemption from qualification of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.
     (c) Since the execution of this Agreement, there shall not have been any decrease in the rating of any debt or preferred stock of the Company or any Subsidiary by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

     (d) The Initial Purchasers shall have received on the Closing Date opinions dated the Closing Date, addressed to the Initial Purchasers, of (i) Vinson & Elkins LLP, counsel to the Company, (ii) Denise C. McWatters, general counsel of the Company, and (iii) Losee, Carson & Haas, P.A., local counsel to the Company in the State of New Mexico, substantially in the form of Exhibits B-1, B-2 and B-3 attached hereto.
     (e) The Initial Purchasers shall have received on the Closing Date an opinion dated the Closing Date of Latham & Watkins LLP, counsel to the Initial Purchasers, in form and substance satisfactory to the Representative. Such counsel shall have been furnished with such certificates and documents as they may reasonably request to enable them to review or pass upon the matters referred to in this Section 8 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions contained in this Agreement.
     (f) On the date hereof, the Initial Purchasers shall have received a “comfort letter” from the independent public accountants for the Company, dated the date of this Agreement, addressed to the Initial Purchasers and in form and substance satisfactory to the Representative and counsel to the Initial Purchasers, covering the financial and accounting information in the Pricing Disclosure Package. In addition, the Initial Purchasers shall have received a “bring-down comfort letter” from the independent public accountants for the Company, dated as of the Closing Date, addressed to the Initial Purchasers and in the form of the “comfort letter” delivered on the date hereof, except that (i) it shall cover the financial and accounting information in the Final Offering Memorandum and any amendment or supplement thereto and (ii) procedures shall be brought down to a date no more than 5 days prior to the Closing Date, and otherwise in form and substance satisfactory to the Representative and counsel to the Initial Purchasers.
     (g) The Initial Purchasers shall have received a copy of the executed Indenture. The Issuers shall have executed and delivered the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.
     (h) The Initial Purchasers shall have been furnished with wiring instructions for the application of the proceeds of the Securities in accordance with this Agreement and such other information as they may reasonably request.
     (i) All agreements set forth in the blanket representation letter of the Company to DTC relating to the approval of the Notes by DTC for “book-entry” transfer shall have been complied with.
          If any of the conditions specified in this Section 8 shall not have been fulfilled when and as required by this Agreement to be fulfilled (or waived by the Initial Purchasers), this Agreement may be terminated by the Initial Purchasers on notice to the Company at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party.
          The documents required to be delivered by this Section 8 will be delivered at the office of counsel for the Initial Purchasers on the Closing Date.
          9. Initial Purchasers Information. The Company and the Initial Purchasers severally acknowledge that, for all purposes (including Sections 5(a)(i) and 6), the statements relating to stabilization transactions set forth in the seventh paragraph under “Plan of distribution” in the Preliminary Offer-

ing Memorandum and the Final Offering Memorandum constitute the only information furnished in writing by or behalf of any Initial Purchaser expressly for use in the Pricing Disclosure Package or the Final Offering Memorandum.
          10. Survival of Representations and Agreements. All representations and warranties, covenants and agreements contained in this Agreement, including the agreements contained in Sections 4(f) and 11(d), the indemnity agreements contained in Section 6 and the contribution agreements contained in Section 7, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Initial Purchasers or any controlling person thereof or by or on behalf of the Company or any controlling person thereof, and shall survive delivery of and payment for the Offered Notes to and by the Initial Purchasers. The agreements contained in Sections 4(f), 6, 7, 9 and 11(d) shall survive the termination of this Agreement, including pursuant to Section 11.
          11. Effective Date of Agreement; Termination. (a) This Agreement shall become effective upon execution and delivery of a counterpart hereof by each of the parties hereto.
          (b) The Initial Purchasers shall have the right to terminate this Agreement at any time prior to the Closing Date by notice to the Company from the Initial Purchasers, without liability (other than with respect to Sections 6 and 7) on the Initial Purchasers’ part to the Company or any affiliate thereof if, on or prior to such date, (i) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed under this Agreement when and as required; (ii) any other condition to the obligations of the Initial Purchasers under this Agreement to be fulfilled by the Issuers pursuant to Section 8 is not fulfilled when and as required; (iii) trading in any securities of the Company shall be suspended or limited by the Commission or the New York Stock Exchange, or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or materially limited, or minimum prices shall have been established thereon by the Commission, or by such exchange or other regulatory body or governmental authority having jurisdiction; (iv) a general moratorium shall have been declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; (v) there is an outbreak or escalation of hostilities or national or international calamity in any case involving the United States, on or after the date of this Agreement, or if there has been a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the U.S. and international markets, making it, in the Representative’s judgment, impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package; or (vi) there shall have been such a material adverse change in general economic, political or financial conditions or the effect (or potential effect if the financial markets in the United States have not yet opened) of international conditions on the financial markets in the United States shall be such as, in the Representative’s judgment, to make it inadvisable or impracticable to proceed with the offering or delivery of the Securities on the terms and in the manner contemplated in the Pricing Disclosure Package.
          (c) Any notice of termination pursuant to this Section 11 shall be given at the address specified in Section 12 below by telephone or facsimile, confirmed in writing by letter.
          (d) If this Agreement shall be terminated pursuant to Section 11(b)(i) or (ii), the Issuers, jointly and severally, will reimburse the Initial Purchasers for all of their reasonable out-of-pocket expenses (including, without limitation, the fees and expenses of the Initial Purchasers’ counsel) incurred in connection with this Agreement and the transactions contemplated hereby.

          (e) If any one or more Initial Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Initial Purchaser hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Initial Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Initial Purchasers) the Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Initial Purchaser or Initial Purchasers agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Initial Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Initial Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Initial Purchaser or the Company. In the event of a default by any Initial Purchaser as set forth in this Section 11(e), the Closing Date shall be postponed for such period, not exceeding seven Business Days, as the Representative shall determine in order that the required changes in the Final Offering Memorandum or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Initial Purchaser of its liability, if any, to the Company or any nondefaulting Initial Purchaser for damages occasioned by its default hereunder.
          12. Notice. All communications with respect to or under this Agreement, except as may be otherwise specifically provided in this Agreement, shall be in writing and, if sent to the Initial Purchasers, shall be mailed, delivered or telecopied and confirmed in writing to c/o UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-1075), Attention: High Yield Syndicate Department, with a copy for information purposes only to (i) UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 (fax number: 203-719-0680), Attention: Legal and Compliance Department and (ii) Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 (fax number: 212-751-4864), Attention: Jonathan R. Rod, Esq.; and if sent to the Issuers, shall be mailed, delivered or telecopied and confirmed in writing to Holly Corporation, 100 Crescent Court, Suite 1600, Dallas, Texas, 75201, (telephone: (214) 871-3555, fax: (214) 615-9374), Attention: General Counsel, with a copy for information purposes only to Vinson & Elkins L.L.P., Trammell Crow Center, 2001 Ross Avenue, Suite 3700, Dallas TX 75201-2975 (fax: (214) 220-7716), Attention: Christopher R. Rowley, Esq.
          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged by telecopier machine, if telecopied; and one business day after being timely delivered to a next-day air courier.
          13. Parties. This Agreement shall inure solely to the benefit of, and shall be binding upon, the Initial Purchasers, the Issuers and the other indemnified parties referred to in Sections 6 and 7, and their respective successors and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of Notes from the Initial Purchasers.
          14. Construction. This Agreement shall be construed in accordance with the internal laws of the State of New York (without giving effect to any provisions thereof relating to conflicts of law).
          15. Submission to Jurisdiction; Waiver of Jury Trial. No proceeding related to this Agreement or the transactions contemplated hereby may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Issuers hereby consent to the jurisdiction of such courts and personal service with respect thereto. The Issuers hereby waive all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Issuers agree that a final judgment in any such proceeding brought in any such court shall be conclusive and binding upon the Issuers and may be enforced in any other courts in the jurisdiction of which the Issuers are or may be subject, by suit upon such judgment.
          16. Captions. The captions included in this Agreement are included solely for convenience of reference and are not to be considered a part of this Agreement.
          17. Counterparts. This Agreement may be executed in various counterparts that together shall constitute one and the same instrument.
          18. No Fiduciary Relationship. The Issuers hereby acknowledge that the Initial Purchasers are acting solely as initial purchasers in connection with the purchase and sale of the Securities. The Issuers further acknowledge that each of the Initial Purchasers is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis and in no event do the parties intend that any Initial Purchaser act or be responsible as a fiduciary to the Issuers, their management, stockholders, creditors or any other person in connection with any activity that such Initial Purchaser may undertake or has undertaken in furtherance of the purchase and sale of the Securities, either before or after the date hereof. The Initial Purchasers hereby expressly disclaim any fiduciary or similar obligations to the Issuers, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Issuers hereby confirm their understanding and agreement to that effect. The Issuers and each Initial Purchaser agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by any Initial Purchaser to the Issuers regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Securities, do not constitute advice or recommendations to the Issuers. The Issuers hereby waive and release, to the fullest extent permitted by law, any claims that such Issuers may have against the Initial Purchasers with respect to any breach or alleged breach of any fiduciary or similar duty to the Issuers in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.
[Signature Pages Follow]

     If the foregoing Purchase Agreement correctly sets forth the understanding among the Issuers and the Initial Purchasers, please so indicate in the space provided below for the purpose, whereupon this letter and your acceptance shall constitute a binding agreement among the Issuers and the Initial Purchasers.

HOLLY CORPORATION
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

HOLLY TRUCKING, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

ROADRUNNER PIPELINE, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY REFINING & MARKETING — TULSA LLC
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

BLACK EAGLE, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY PAYROLL SERVICES, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer
[Signature Page to Purchase Agreement]

HOLLY PETROLEUM, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY REFINING & MARKETING COMPANY
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY REFINING & MARKETING COMPANY — WOODS CROSS
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY REFINING COMMUNICATIONS, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY UNEV PIPELINE COMPANY
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY UTAH HOLDINGS, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer
[Signature Page to Purchase Agreement]

HOLLY WESTERN ASPHALT COMPANY
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

LEA REFINING COMPANY
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

LOREFCO, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HRM MONTANA By: Black Eagle, Inc., partner
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

By: Navajo Northern, Inc., partner
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

MONTANA RETAIL CORPORATION
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer
[Signature Page to Purchase Agreement]

NAVAJO CRUDE OIL PURCHASING, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO HOLDINGS, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO NORTHERN, INC.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO PIPELINE GP, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO PIPELINE LP, L.L.C. By: Navajo Holdings, Inc., its sole member
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO PIPELINE CO., L.P. By: Navajo Pipeline GP., L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer
[Signature Page to Purchase Agreement]

NAVAJO REFINING COMPANY, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO REFINING GP, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NAVAJO REFINING LP, L.L.C. By: Holly Corporation, its sole member
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

NAVAJO WESTERN ASPHALT COMPANY
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

NK ASPHALT PARTNERS D/B/A HOLLY ASPHALT COMPANY By: Navajo Western Asphalt Company, partner
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

By: Holly Western Asphalt Company, partner
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer
[Signature Page to Purchase Agreement]

WOODS CROSS REFINING COMPANY, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Vice President and Chief Financial Officer

HOLLY REALTY, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

HOLLYMARKS, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer

HRM REALTY, L.L.C.
By:	/s/ Bruce R. Shaw
Bruce R. Shaw
Senior Vice President and Chief Financial Officer
[Signature Page to Purchase Agreement]

Confirmed and accepted as of the date first above written:

By:	UBS SECURITIES LLC as Representative of the several Initial Purchasers
By:	/s/ Francisco Pinto-Leite
	Name:	Francisco Pinto-Leite
	Title:	Executive Director

By:	/s/ Michele R. Cousins
	Name:	Michele R. Cousins
	Title:	Director Leveraged Capital Markets
[Signature Page to Purchase Agreement]

ANNEX A
1.	List each document provided as an amendment or supplement to the Preliminary Offering Memorandum

2.	Term sheet containing the terms of the securities, substantially in the form of Exhibit C.

2

Schedule I

Principal Amount of
Initial Purchaser	Notes to Be Purchased
UBS Securities LLC	$45,000,000
Banc of America Securities LLC	$20,000,000
Goldman, Sachs & Co.	$20,000,000
Capital One Southcoast, Inc.	$3,000,000
Comerica Securities, Inc.	$3,000,000
Mitsubishi UFJ Securities (USA), Inc.	$3,000,000
PNC Capital Markets LLC	$3,000,000
U.S. Bancorp Investments, Inc.	$3,000,000
Total	$100,000,000

Schedule II

	Jurisdiction	Equity Holder and
Subsidiary	of Organization	% Held by Each

Holly Energy Partners, L.P.	Delaware	Common Unitholders (54.4%); HEP Logistics Holdings, L.P. (2% —general partner interest); Holly Corporation and its affiliates (38.6% —limited partner interest); Alon USA Energy, Inc. (5.0% — Class B subordinated units)
Holly Trucking, L.L.C.	Delaware	Holly Refining & Marketing Company (100%)
Roadrunner Pipeline, L.L.C.	Delaware	Navajo Pipeline Co., L.P. (100%)
Holly Refining & Marketing — Tulsa LLC	Delaware	Holly Refining & Marketing Company (100%)
Black Eagle, Inc.	Delaware	Holly Corporation (100%)
Holly Payroll Services, Inc.	Delaware	Holly Corporation (100%)
Holly Petroleum, Inc.	Delaware	Holly Corporation (100%)
Holly Refining & Marketing Company	Delaware	Holly Corporation (100%)
Holly Refining & Marketing Company — Woods Cross	Delaware	Holly Corporation (100%)
Holly Refining Communications, Inc.	Delaware	Holly Corporation (100%)
Holly UNEV Pipeline Company	Delaware	Holly Corporation (100%)
Holly Utah Holdings, Inc.	Delaware	Holly Corporation (100%)
Holly Western Asphalt Company	Delaware	Navajo Western Asphalt Company (100%)
Lea Refining Company	Delaware	Lorefco, Inc. (100%)
Lorefco, Inc.	Delaware	Navajo Refining Company, L.L.C. (100%)
HRM Montana	Montana	Navajo Northern, Inc. (50%); Black Eagle, Inc. (50%)
Montana Retail Corporation	Delaware	Navajo Northern, Inc. (100%)
Navajo Crude Oil Purchasing, Inc.	New Mexico	Navajo Refining Company, L.L.C. (100%)
Navajo Holdings, Inc.	New Mexico	Holly Corporation (100%)
Navajo Northern, Inc.	Nevada	Navajo Refining Company, L.L.C. (100%)
Navajo Pipeline Co., L.P.	Delaware	Navajo Pipeline LP, L.L.C (99.5%); Navajo Pipeline GP, L.L.C. (.5%)
Navajo Pipeline GP, L.L.C.	Delaware	Navajo Holdings, Inc. (100%)
Navajo Pipeline LP, L.L.C.	Delaware	Navajo Holdings, Inc. (100%)
Navajo Refining Company, L.L.C.	Delaware	Navajo Refining LP, L.L.C. (99.5%); Navajo Refining GP, L.L.C. (.5%)
Navajo Refining GP, L.L.C.	Delaware	Holly Corporation (100%)
Navajo Refining LP, L.L.C.	Delaware	Holly Corporation (100%)

	Jurisdiction	Equity Holder and
Subsidiary	of Organization	% Held by Each
Navajo Western Asphalt Company	New Mexico	Navajo Refining Company, L.L.C. (100%)
NK Asphalt Partners d/b/a	New Mexico	Holly Western Asphalt Company (51%);
Holly Asphalt Company		Navajo Western Asphalt Company (49%)
Woods Cross Refining Company, L.L.C.	Delaware	Navajo Refining Company, L.L.C. (100%)
Holly Realty, LLC	Delaware	Holly Refining & Marketing Company (100%)
Hollymarks, LLC	Delaware	Holly Refining & Marketing Company (100%)
HRM Realty, LLC	Delaware	Holly Refining & Marketing Company (100%)

2

Exhibit A
[FORM OF REGISTRATION RIGHTS AGREEMENT]

A-1

Exhibit B-1
FORM OF OPINION OF COMPANY COUNSEL
          The opinion of Vinson & Elkins L.L.P., counsel for the Issuers (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(d) of the Purchase Agreement shall be to the effect that:
     (i) Each of the Company and the Subsidiaries (a) is a corporation, limited liability partnership or other entity validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power and authority to own its property and carry on its business as described in the Offering Memorandum, and (c) is qualified to do business and is in good standing in the jurisdictions set forth beside its name on Annex A to this opinion.
     (ii) Each Issuer (other than any Issuer formed or incorporated in any jurisdiction other than Delaware or Texas (the “Non-Delaware-Texas Guarantors”)) has all requisite corporate or other power and authority to execute, deliver and perform all of its obligations under the Note Documents to which it is a party and to consummate the Offering and, without limitation, the Company has all requisite corporate power and authority to issue, sell and deliver and perform its obligations under the Notes.
     (iii) The Purchase Agreement has been duly and validly authorized, executed and delivered by each Issuer (other than the Non-Delaware/Texas Guarantors).
     (iv) The Indenture has been duly and validly authorized, executed and delivered by the Company and is a legally binding and valid obligation of the Company, enforceable against it in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exception.
     (v) The Offered Notes have been duly and validly authorized and executed and, when authenticated by the Trustee and delivered by the Company against payment therefor by the Initial Purchasers in accordance with the terms of the Purchase Agreement and the Indenture, the Offered Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions.
     (vi) The Exchange Notes have been duly and validly authorized and, when authenticated by the Trustee and delivered by the Company in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, the Exchange Notes will be legally binding and valid obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except that enforceability of the Exchange Notes may be limited by the Bankruptcy Exceptions.
     (vii) The Guarantees have been duly and validly authorized by each of the Guarantors (other than the Non-Delaware/Texas Guarantors) and, when the Guarantees have been duly and validly authorized by each of the Non-Delaware/Texas Guarantors and the Offered Notes are authenticated by the Trustee and delivered by the Company against payment by the Initial Purchas-

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ers in accordance with the terms of this Agreement and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions. The guarantees of the Exchange Notes have been duly and validly authorized by each of the Guarantors and, when the Exchange Notes are authenticated by the Trustee and delivered in accordance with the terms of the Registration Rights Agreement, the Exchange Offer and the Indenture, will be legally binding and valid obligations of the Guarantors, enforceable against each of them in accordance with their terms, except that enforceability thereof may be limited by the Bankruptcy Exceptions.
     (viii) The Registration Rights Agreement has been duly and validly authorized, executed and delivered by the Issuers and constitutes a valid and legally binding obligation of the Issuers enforceable against them accordance with its terms, except that (a) the enforcement thereof may be limited by the Bankruptcy Exceptions and (b) any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.
     (ix) The execution, delivery and performance by each Issuer of the Note Documents to which it is a party and the consummation of the Offering do not (i) violate the charter, bylaws or other constitutive documents of the Company or any Subsidiary, (ii) conflict with or constitute a breach of or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in a Repayment Event (as defined below), other than a Repayment Event that will be satisfied at the Closing Date as contemplated by the Pricing Disclosure Package and the Final Offering Memorandum, or the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company or any Subsidiary under any agreement listed as an exhibit (whether or not incorporated by reference) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009 and June 30, 2009 or any Current Report on Form 8-K filed during 2009 prior to the delivery of this opinion or (iii) violate any law, statute, rule or regulation of the United States or the States of New York and Texas or the Delaware General Corporation Law or any judgment, order or decree of any Governmental Authority known to such counsel to be applicable to the Company or any Subsidiary (excluding for purposes of this clause (iii) any securities or anti-fraud law).
     (x) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 5(b) of this Agreement, no consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any Governmental Authority is required to be obtained or made by the Company or any Subsidiary for the execution, delivery and performance by the Company or any Subsidiary of the Note Documents and the consummation of the Transactions, except (A) such as have been or will be obtained or made on or prior to the Closing Date, (B) registration of the Exchange Offer or resale of the Notes under the Act pursuant to the Registration Rights Agreement, and qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), in connection with the issuance of the Exchange Notes, (C) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (D) as disclosed in the Offering Memorandum.
     (xi) Neither, the Company or any Subsidiary is, or after giving effect to the Transactions will be, required to be registered as an “investment company” or a company “controlled” by an “investment company” incorporated in the United States within the meaning of the Investment Company Act of 1940, as amended.

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     (xii) No registration under the Act of the Securities or qualification of the Indenture under the Trust Indenture Act is required for the sale of the Securities to the Initial Purchasers as contemplated by the Purchase Agreement or for the Exempt Resales, assuming in each case that (a) the purchasers who buy the Securities in the Exempt Resales are Eligible Purchasers and (b) the accuracy of and compliance with the Initial Purchasers’ representations, warranties and covenants contained in Section 5(b) of the Purchase Agreement.
     (xiii) Each of the Note Documents conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum.
     (xiv) The statements under the captions “Description of other indebtedness”, “Certain United States federal tax considerations” and “Description of notes” in the Pricing Disclosure Package and the Final Offering Memorandum, insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate and complete in all material respects.
     (xv) The documents incorporated by reference in the Pricing Disclosure Package and the Final Offering Memorandum (other than the financial statements and the notes thereto and the other financial and accounting data, as to which no opinion need be rendered), when they were filed with the Commission, assuming the accuracy of the statements thereof, complied as to form in all material respects with the requirements of the Exchange Act and Exchange Act Regulations.
          In addition, we have participated in discussions with officers and representatives of the Company and the Subsidiaries, the independent accountants who examined the consolidated financial statements of the Company and the Subsidiaries included in the Pricing Disclosure Package and the Final Offering Memorandum, and your representatives at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum and related matters were discussed. We have not independently verified and do not assume responsibility for, the accuracy, completeness or fairness (except as set forth in paragraphs (xiii) and (xiv) above) of the information contained in the Pricing Disclosure Package or the Final Offering Memorandum. Based upon the foregoing, however, no facts have come to our attention that cause us to believe that the Pricing Disclosure Package, as of the October 21, 2009, or that the Final Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and the other financial and accounting data included in the Pricing Disclosure Package or the Final Offering Memorandum).

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Exhibit B-2
FORM OF OPINION OF GENERAL COUNSEL FOR THE COMPANY
          The opinion of Denise C. McWatters, general counsel for the Company (capitalized terms not otherwise defined herein shall have the meanings provided in the Purchase Agreement, to which this is an Exhibit), to be delivered pursuant to Section 8(d) of the Purchase Agreement shall be to the effect that:
     (i) None of the offering, issuance and sale by the Issuers of the Notes, the execution delivery and performance of the Note Documents by the Issuers, or the consummation of the transactions contemplated thereby (A) constitutes or will constitute a breach or violation of, or a default under (or an event which, with notice or lapse of time or both, would constitute such a default), or require consent or waiver under any agreement or lease or other instrument known to such counsel to which the Company or any or its properties may be bound, other than such consents and waivers as have been obtained or will be obtained prior to the Closing Date and will be in full force and effect, or (ii) to the knowledge of such counsel, any order, judgment, decree or injunction of any federal, Texas or Delaware court or government agency or body directed to the Company or any of its properties in a proceeding to which any of them or their property is a party which breach, violation or default would reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement).
     (ii) To the knowledge of such counsel, none of the Issuers is in (i) violation of its certificate or agreement of limited partnership, limited liability company agreement, certificate or articles of incorporation or bylaws or other organizational documents, or (ii) violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or in breach, default (or an event which, with notice or lapse of time or both, would constitute such a default) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note, or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which violation or breach, default or violation would, if continued, reasonably be expected to have a Material Adverse Effect (as defined in the Purchase Agreement).
     (iii) To the knowledge of such counsel, the Company and each of the Subsidiaries has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Offering Memorandum, subject to such qualifications as may be set forth in the Offering Memorandum and except for such Permits which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a material adverse effect upon the ability of the Company or any of the Subsidiaries, taken as a whole, to conduct its businesses in all material respects as currently conducted or as contemplated by the Offering Memorandum to be conducted; and, to the knowledge of such counsel, neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Permits which, individually or in the aggregate, would reasonably be expected to have a material adverse effect upon the ability of the Company or any of the Subsidiaries, taken as a whole, to conduct its businesses in all material respects as currently conducted or as contemplated by the Offering Memorandum to be conducted.

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     (iv) To my knowledge, there are no pending or threatened actions, suits or proceedings against or affecting the Company or any Subsidiary or any of their respective properties that, if reasonably could be expected to be determined adversely to Parent, the Company or any Subsidiary, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or would reasonably be expected to materially and adversely affect the ability of the Company and the Subsidiaries to perform their obligations under the Note Documents or that are otherwise material in the context of the issuance and sale of the Securities.
          In addition, I have participated in discussions with officers and with representatives of the Company and the Subsidiaries, the independent accountants who examined the consolidated financial statements of the Company and its subsidiaries included in the Pricing Disclosure Package and the Final Offering Memorandum, and your representatives, at which the contents of the Pricing Disclosure Package and the Final Offering Memorandum and related matters were discussed. I have not independently verified and am not passing upon, and do not assume responsibility for, the accuracy, completeness or fairness of the information contained in the Pricing Disclosure Package or the Final Offering Memorandum. Based upon foregoing, however, no facts have come to my attention that cause me to believe that the Pricing Disclosure Package, as of October 21, 2009, or that the Final Offering Memorandum, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact, or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that I have not been requested to and do not make any comment with respect to the financial statements and the notes thereto and the other financial and accounting data included in the Pricing Disclosure Package or the Final Offering Memorandum).

2

Exhibit B-3
FORM OF OPINION OF LOSEE, CARSON & HAAS, P.A.
[PROVIDED AND IN SUBSTANTIALLY THE FORM OF THE JUNE 2009 OPINION]

3

Exhibit C

Holly Corporation

Pricing Term Sheet

Aggregate Principal Amount:	$100,000,000 in Senior Notes due 2017

Final Maturity Date:	June 15, 2017

Issue Price:	101.5%, plus accrued interest from June 10, 2009

Coupon:	9.875%

Yield to Maturity:	9.589%

Accrued Interest Payable to the Issuer:	$3,730,555.56 accrued from and including June 10, 2009 to and excluding the settlement date.

Interest Payment Dates:	June 15 and December 15

First Interest Payment Date:	December 15, 2009

Optional Redemption:	The notes will be redeemable by the company, in whole or in part, on or after June 15, 2013 at the prices set forth below (expressed as percentages of the principal amount), plus accrued and unpaid interest:

Date	Price
2013	104.9375%
2014	102.4688%
2015 and thereafter	100.0000%

Optional Call at Make-Whole Price:	At any time prior to June 15, 2013, make-whole at T+50

Optional Redemption with Equity Proceeds:	In addition, up to 35% of the notes will be redeemable by the company before June 15, 2012 at a price equal to 109.875% of their principal amount.

Use of Proceeds:	Estimated net proceeds of approximately $99,500,000, after deducting discounts and commissions of the initial purchasers and estimated fees and expenses associated with this offering, to be used to fund the cash portion of the purchase price for the pending acquisition of the Sinclair Refinery and a portion of the purchase price for the related inventory. If the acquisition of the Sinclair Refinery does not close, the proceeds will be used for general corporate purposes, including working capital, capital expenditures and possible future acquisitions.

Initial Purchasers:	Name	Title
	UBS Securities LLC	Joint Book-Running Manager

	Banc of America Securities LLC	Joint Book-Running Manager

	Goldman, Sachs & Co.	Joint Book-Running Manager

	Capital One Southcoast, Inc.	Co-Managers

Comerica Securities, Inc.

Mitsubishi UFJ Securities (USA), Inc.

PNC Capital Markets LLC

	Name	Title
U.S. Bancorp Investments, Inc.

Trade Date:	October 21, 2009

Settlement Date:	October 26, 2009 (T + 3)

144A CUSIP:	435758AC1

144A ISIN:	US435758AC16

Reg S CUSIP:	U4377VAA3

Reg S ISIN:	USU4377VAA36
This term sheet is qualified in its entirety by reference to Holly Corporation’s Preliminary Offering Memorandum dated October 21, 2009. The information in this term sheet supplements the Preliminary Offering Memorandum and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum.